EXHIBIT 11

                 Statement of Computation of Per Share Earnings

NET LOSS PER SHARE
Net loss per share is calculated as follows:
(Unaudited, in thousands)
                                                        THREE MONTHS ENDED                  SIX MONTHS ENDED
                                                              JUNE 30,                           JUNE 30,
                                                      1999             1998              1999             1998
                                                  --------------  ----------------   --------------  ---------------
Net loss                                               $ (6,121)         $ (5,616)         $(9,723)         $(9,452)
                                                  ==============  ================   ==============  ===============

BASIC:
     Weighted average common shares outstanding           9,988             2,162            9,972            2,139
                                                  ==============  ================   ==============  ===============

     Net loss per common share                          $ (0.61)          $ (2.60)         $ (0.98)         $ (4.42)
                                                  ==============  ================   ==============  ===============

DILUTED:
     Weighted average common shares outstanding           9,988             2,162            9,972            2,139
     Effect of dilutive securities:
         Convertible notes                                    -                 -                -                -
         Stock options                                        -                 -                -                -
         Warrants                                             -                 -                -                -
                                                  --------------  ----------------   --------------  ---------------
     Weighted average common and common
         equivalent shares outstanding                    9,988             2,162            9,972            2,139
                                                  ==============  ================   ==============  ===============

     Net loss per common and common
         equivalent share                               $ (0.61)          $ (2.60)         $ (0.98)         $ (4.42)
                                                  ==============  ================   ==============  ===============

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